EXHIBIT 99

NYSE:	OK
FOR RELEASE:	Immediate
DATE:	July 19, 2000
CONTACT:	Albert T. Potas
(616) 771-1931

Old Kent Reports Second Quarter Earnings
- Operating EPS increased 15.7% to $0.59 per share -
- Net income per share, inclusive of merger related charges, of $0.40 -

          Grand Rapids, Michigan     --     Old Kent reported its operating results for the three months ended June 30, 2000. David Wagner, Chairman, President and CEO said "A number of factors favorably influenced our performance this past quarter. Old Kent enjoyed continued strong loan growth and credit quality, and we achieved greater efficiencies through the integration of our last two acquisitions in Illinois."

          As discussed below, during the quarter, Old Kent completed its acquisition of Grand Premier Financial, Inc. ("Grand Premier") as a "pooling-of-interests" transaction. Accordingly, prior period amounts reported in this release have been adjusted to reflect the inclusion of Grand Premier on a comparable basis. Also, per share amounts reported in this release have been adjusted to reflect the effects of a 5% stock dividend declared on June 19, 2000 and paid on July 14, 2000.

Second Quarter 2000 Financial Highlights:
Excluding $26.1 million (or $0.19 per share) of after-tax merger related charges:
-	Diluted operating earnings per share was $0.59 for the second quarter of 2000, a 15.7% increase over 1999.
-	Operating earnings were $81.8 million, or 12.9% better than the second quarter of 1999.
-	Total (taxable equivalent) revenues increased 1.8% and operating expenses decreased 6.1%.
-	Operating return on average common equity was 21.75% compared to 19.25% for the second quarter of 1999.
-	Operating return on average total assets was 1.50% versus 1.40% for the preceding year's second quarter.
-	Commercial loans increased to $8.9 billion at June 30, 2000, up 19.4% from that same date last year.
-	Consumer loans totaled $4.7 billion at June 30, 2000, 45.1% more than at June 30, 1999.
-	Credit quality remained strong, with nonperforming assets representing 0.38% of total assets.

Revenues:
          Total taxable equivalent revenues, exclusive of security transactions, were $315.7 million for the second quarter of 2000, a 1.8% increase over last year's second quarter. This improvement includes a higher level of net interest income attributable to the growth in commercial and consumer loans and improved non-interest revenues.

          Net interest income increased 1.7% to $195.9 million despite the effects of margin compression created by rapidly rising interest rates. Growth in loans and an increase in total interest-earning assets offset the margin compression. At June 30, 2000, total loans were $15.2 billion, 18.7% greater than at June 30, 1999. Total interest-earning assets were $20.3 billion, 9.4% more than last year. The net interest margin for the three months ended June 30, 2000 was 4.04%, compared to 4.20% for the second three months of 1999.

          Non-interest revenues, excluding security transactions, increased by 2.0% to $113.8 million. Mortgage banking revenues, with production down by a third due to the effects of higher interest rates, decreased by 10.1% to $44.8 million. Investment management and trust revenues rose 8.7% over last year's second quarter to $21.8 million. Deposit account revenues grew 6.1% over the comparable 1999 period.

Expenses:
          Total non-interest operating expenses for the quarter ended June 30, 2000 decreased by 6.1% from last year's second quarter to $179.7 million. This improvement was largely related to merger related efficiencies along with reduced operating costs in the Corporation's mortgage banking business. Old Kent's efficiency ratio for the second three months of 2000 was 56.9%, an improvement from 61.7% for the second quarter of 1999. The efficiency ratio expresses how much of each revenue dollar is used for operating expenses.

Asset Quality:
          The Corporation's provision for credit losses, excluding the special merger related provision, was $9.0 million for the second quarter of 2000, compared to $6.0 million for the same period in 1999. This increase was related to continued growth in loans. Loan charge-offs for the three months ended June 30, 2000 were $8.8 million, or 0.23% of total average loans for the quarter. For the same period of 1999, this ratio was 0.17%. At June 30, 2000, the allowance for credit losses was 1.44% of total loans compared to 1.58% at June 30, 1999. Nonperforming assets were $83.5 million at June 30, 2000 compared to $75.0 million one year earlier, or 0.38% and 0.37% of total assets, respectively.

Acquisitions:
          Effective April 1, 2000, Old Kent completed its acquisition of Grand Premier Financial, Inc., a bank holding company headquartered in Wauconda, Illinois, in a "pooling-of-interests" transaction. When acquired, Grand Premier had total assets of $1.7 billion and deposits of $1.3 billion. During the second quarter of 2000, Old Kent recognized approximately $26.1 million, or $0.19 per share, of after-tax charges related to this merger. Management has identified the following charges (on a pre-tax basis) as such: a special loan loss provision of $8 million to conform Grand Premier's asset quality measurements with Old Kent's practices; a $5.3 million charge resulting from the securitization of $270 million of residential mortgages to realign the balance sheet composition of the combined companies to Old Kent's profile; and $26 million of costs associated with completion of the transaction, elimination of redundant operations, asset obsolescence and other nonrecurring costs. The Corporation anticipates realizing approximately $15 million of annual pre-tax cost savings, a portion of which favorably influenced Old Kent's operating result for the second quarter of 2000.

          On June 16, 2000, Old Kent announced that it would acquire Home Bancorp, the holding company for Home Loan Bank fsb, located in Fort Wayne, Indiana. Management expects to complete this transaction during the fourth quarter of 2000. At June 30, 2000, Home Bancorp had total assets of $397 million and deposits of $337 million.

Stock Repurchase Program and Stock Dividend:
          As of June 30, 2000, the Corporation had completed the repurchase of 3 million shares of its common stock under a June 1999 authorization. Also, as described above, Old Kent paid a 5% stock dividend on July 14, 2000 to its shareholders of record on June 30, 2000.

Year-to-date Results:
          Excluding special charges related to the acquisitions of Merchants Bancorp and Grand Premier during the period, diluted operating earnings per share was $1.13 for the first half of 2000, compared to $1.04 for the first six months of 1999. On this same basis, net income was $157.4 million for the six month period ended June 30, 2000 compared to $146.9 million for the same period of 1999. The returns on average common equity and average total assets were 20.9% and 1.48%, respectively, for the first half of 2000. These compared to returns of 19.3% and 1.42%, respectively, for the first six months of 1999.

          Inclusive of after-tax merger related charges of $43.6 million, or $0.31 per share, recognized during the first six months of 2000, diluted earnings per share was $0.82 for the period; net income was $113.8 million and the associated returns on average common equity and total average assets were 15.4% and 1.07%, respectively, for the six months ended June 30, 2000.

Conference Call:
          Old Kent's management will host a conference call to discuss the operating results for the quarter ended June 30, 2000, at 11:00 a.m. (Eastern Daylight Time) on July 19, 2000. The conference may be accessed by dialing 800-521-5428 (""listen only"" mode) just prior to the scheduled start time. A replay of the call will be available through July 26, 2000, by dialing 800-696-1588 (passcode: 746501). The call, on a "live" or replay basis, may also be accessed through Old Kent's website, www.oldkent.com.

Websites:
          Information about Old Kent and its products and services, including the OK Cafe and OK Invest Direct, is available through its website, www.oldkent.com, and through related sites: www.oldkentfinadvisors.com; www.kentfunds.com; www.oldkentinsurance.com; and www.oldkentmortgage.com.

Description of Old Kent:
          Old Kent is a financial holding company headquartered in Grand Rapids, Michigan, with a 41 year history of consecutive increases in annual per share earnings and dividends. It operates nearly 300 banking offices in Michigan, Illinois and Indiana, as well as a nationwide mortgage lending franchise. At June 30, 2000, Old Kent had total assets of $22 billion.

EARNINGS SUMMARY:	2000	1999 (a) (b)	Percentage Change
Quarter ended June 30:
Before merger-related charges:
Basic Earnings per Share	$0.59	$0.52	13.5%
Diluted Earnings per Share	$0.59	$0.51	15.7%
Net Income	$81,755,000	$72,416,000	12.9%
After merger-related charges:
Basic Earnings per Share	$0.40	$0.52	-23.1%
Diluted Earnings per Share	$0.40	$0.51	-21.6%
Net Income	$55,685,000	$72,416,000	-23.1%

Six months ended June 30:
Before merger-related charges:
Basic Earnings per Share	$1.14	$1.05	8.6%
Diluted Earnings per Share	$1.13	$1.04	8.7%
Net Income	$157,362,000	$146,895,000	7.1%
After merger-related charges:
Basic Earnings per Share	$0.82	$1.05	-21.9%
Diluted Earnings per Share	$0.82	$1.04	-21.2%
Net Income	$113,786,000	$146,895,000	-22.5%

Balance Sheet Data at June 30:
Commercial Loans	$8,883,528,000	$7,442,405,000	19.4%
Consumer Loans	4,715,119,000	3,249,085,000	45.1%
Residential Mortgage Loans	1,644,627,000	2,150,799,000	-23.5%
Total Loans	15,243,274,000	12,842,289,000	18.7%
Total Interest-earning Assets	20,300,332,000	18,550,633,000	9.4%
Core Deposits	14,460,217,000	14,679,330,000	-1.5%
Total Deposits	16,805,860,000	15,861,194,000	6.0%
Total Assets	22,202,851,000	20,307,563,000	9.3%
Shareholders' Equity	1,524,490,000	1,507,210,000	1.1%

(a)	adjusted to reflect a five percent stock dividend paid July 14, 2000.
(b)

restated to include CFSB Bancorp, Inc. and Pinnacle Banc Group, Inc. acquired during the third quarter of 1999; Merchants Bancorp, Inc. acquired February 11, 2000; and Grand Premier Financial, Inc. acquired April 1, 2000 in "pooling-of-interests" transactions.

Forward Looking Statement

          This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expressions such as "expects," "intends", "anticipates", "believes," and "should," which are necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented. Internal and external factors that might cause such a difference include, but are not limited to, the possibility that anticipated cost savings from mergers and other initiatives may not be fully realized within the expected time frames. Actual results could materially differ from those contained in, or implied by such statements. Old Kent undertakes no obligation to release revisions to these forward looking statements or reflect events or conditions after the date of this release.

###

OLD KENT Financial Corporation

Consolidated Key Financial Data (a)
[Amounts in thousands, except per share data] (Unaudited) Key Statistics	2nd Quarter 2000 Excluding Merger Charges	2nd Quarter 2000	1st Quarter 2000 Excluding Merger Charges	1st Quarter 2000	4th Quarter 1999	3rd Quarter 1999 Excluding Merger Charges	3rd Quarter 1999	2nd Quarter 1999
Net income	$81,755	$55,685	$75,607	$58,101	$73,238	$76,585	$58,985	$72,416
Basic earnings per share	$0.59	$0.40	$0.55	$0.42	$0.53	$0.55	$0.42	$0.52
Diluted earnings per share	0.59	0.40	0.54	0.42	0.53	0.55	0.42	0.51
Cash basis earnings per share (b)	0.62	0.43	0.57	0.44	0.56	0.58	0.45	0.55
Operating revenue per share (c)	2.28	2.28	2.23	2.23	2.25	2.25	2.25	2.21
Operating expense per share (c)	1.30	1.30	1.31	1.31	1.32	1.31	1.31	1.36
Return on average total assets	1.50%	1.02%	1.46%	1.12%	1.43%	1.50%	1.15%	1.40%
Return on average common equity	21.75	15.02	20.26	15.68	19.76	20.16	15.62	19.25
Net interest margin	4.04	4.04	4.17	4.17	4.25	4.34	4.34	4.20
Yield on average earning assets	8.40	8.40	8.19	8.19	8.01	7.95	7.95	7.76
Cost of average paying liabilities	4.93	4.93	4.57	4.57	4.33	4.16	4.16	4.10
Efficiency ratio (c)	56.91	56.91	58.83	58.83	58.45	58.29	58.29	61.67
Net profit margin	25.90	17.64	24.33	18.70	23.31	24.29	18.70	23.35
Common Stock Information (adjusted for stock dividends)
Book value per share	$11.13	$11.13	$10.93	$10.93	$10.77	$10.84	$10.84	$10.85
Dividends paid per share	0.210	0.210	0.210	0.210	0.210	0.190	0.190	0.181
Per share price:
High	34.05	34.05	33.22	33.22	40.24	42.62	42.62	44.62
Low	26.61	26.61	22.74	22.74	31.96	34.89	34.89	38.10
Close	26.75	26.75	30.77	30.77	33.70	35.36	35.36	39.89
Outstanding shares at end of period	136,980	136,980	137,574	137,574	137,967	138,475	138,475	138,951
Number of shares used to compute:
Basic earnings per share	137,206	137,206	137,832	137,832	137,982	138,793	138,793	138,975
Diluted earnings per share	138,572	138,572	139,025	139,025	139,400	140,264	140,264	140,600

(a)   Restated to include "pooling-of-interests" transactions: Grand Premier Financial, Inc., acquired Apri1, 2000; Merchants Bancorp, Inc., acquired February 11, 2000; Pinnacle Banc Group, Inc., acquired September 3, 1999; and CFSB Bancorp, Inc., acquired July 9, 1999l

(b) Cash basis earnings per share excludes the effect of amortization of intangibles.
(c) Excludes non-recurring items.

OLD KENT Financial Corporation

Consolidated Key Financial Data (a)
[Amounts in thousands, except per share data] (Unaudited) Summary Income Statement	2nd Quarter 2000 Excluding Merger Charges	2nd Quarter 2000	1st Quarter 2000 Excluding Merger Charges	1st Quarter 2000	4th Quarter 1999	3rd Quarter 1999 Excluding Merger Charges	3rd Quarter 1999	2nd Quarter 1999
Taxable equivalent net interest income	$201,922	$201,922	$197,573	$197,573	$200,857	$205,083	$205,083	$198,533
Interest income	413,142	413,142	381,496	381,496	372,855	369,941	369,941	360,580
Interest expense	217,213	217,213	189,880	189,880	178,120	170,973	170,973	167,986
Net interest income	195,929	195,929	191,616	191,616	194,735	198,968	198,968	192,594
Provision for credit losses (operating)	8,970	8,970	10,632	10,632	12,870	8,358	8,358	5,964
Provision for credit losses (merger related)	--	8,000	--	4,000	--	--	--	--
Other income:
Mortgage banking revenues - net	44,840	44,840	42,843	42,843	49,896	47,127	47,127	49,880
Investment management & trust revenues	21,842	21,842	21,961	21,961	20,459	20,220	20,220	20,090
Deposit account revenues	20,551	20,551	19,817	19,817	20,424	20,014	20,014	19,372
Insurance sales commissions	5,636	5,636	6,478	6,478	5,699	6,160	6,160	6,158
Other	20,894	20,894	22,045	22,045	16,811	16,746	16,746	16,085
Total other income	113,763	113,763	113,144	113,144	113,289	110,267	110,267	111,585
Securities gains/(losses)	10	10	(433)	(433)	(209)	8	8	5,301
Securities gains/(losses) (merger related)	--	(5,300)	--	(6,125)	--	--	--	--
Total	113,773	108,473	112,711	106,586	113,080	110,275	110,275	116,886
Other expense:
Salaries and employee benefits	92,356	92,356	96,510	96,510	93,704	95,921	95,921	96,824
Occupancy expense	14,038	14,038	14,760	14,760	15,094	14,356	14,356	14,192
Equipment expense	12,984	12,984	11,947	11,947	13,127	12,051	12,051	12,670
Amortization of goodwill & intangibles	4,755	4,755	4,770	4,770	4,873	4,972	4,972	5,100
Other	55,525	55,525	54,807	54,807	56,819	56,517	56,517	62,464
Total other expense	179,658	179,658	182,794	182,794	183,617	183,817	183,817	191,250
Merger charges	--	26,000	--	16,000	--	--	26,000	--
Total	179,658	205,658	182,794	198,794	183,617	183,817	209,817	191,250
Income before income taxes	121,074	81,774	110,901	84,776	111,328	117,068	91,068	112,266
Income taxes	39,319	39,319	35,294	35,294	38,090	40,483	40,483	39,850
Income taxes (applicable to merger charges)	--	(13,230)	--	(8,619)	--	--	(8,400)	--
Net income	$81,755	$55,685	$75,607	$58,101	$73,238	$76,585	$58,985	$72,416

Preferred dividend	(185)	(185)	(185)	(185)	(185)	(185)	(185)	(185)

Net income available to common	$81,570	$55,500	$75,422	$57,916	$73,053	$76,400	$58,800	$72,231

OLD KENT Financial Corporation
Five Quarter Average Balances, Yields and Rates (a)
(Unaudited) (Yields and rates are on a	2nd Quarter 2000			1st Quarter 2000			4th Quarter 1999
fully taxable-equivalent	Ending	Average	Yield/	Ending	Average	Yield/	Ending	Average	Yield/
basis, dollars in millions)	Balance	Balance	Rate	Balance	Balance	Rate	Balance	Balance	Rate
Assets:
Loans:
Commercial loans and leases	$8,883	$8,788	8.99%	$8,603	$8,389	8.71%	$8,197	$7,910	8.52%
Consumer loans	4,715	4,470	9.07	4,190	3,897	9.06	3,823	3,606	8.97
Residential mortgages	1,645	1,907	7.79	1,927	1,908	7.71	1,882	1,802	7.65
Total loans	15,243	15,165	8.86	14,720	14,194	8.67	13,902	13,318	8.52
Securities	3,807	3,860	6.59	3,858	3,880	6.46	3,944	4,071	6.45
Mortgages held-for-sale	1,229	989	8.43	913	883	8.12	901	1,248	8.02
Other interest - earning assets	21	32	6.37	40	45	5.63	32	181	5.16
Total earning assets	20,300	20,046	8.40	19,531	19,002	8.19	18,779	18,818	8.01
Unrealized gain/(loss) on S.A.F.S.	(85)	(106)		(101)	(109)		(97)	(71)
Allowance for credit losses	(220)	(217)		(211)	(209)		(206)	(208)
Cash and due from banks	675	591		603	596		679	647
Goodwill and other intangibles	143	145		147	150		151	154
Mortgage servicing rights	267	297		287	285		278	291
Other assets	1,123	1,047		1,045	996		1,016	871
Total assets	$22,203	$21,803		$21,301	$20,711		$20,600	$20,502

Liabilities and shareholders' equity:
Savings deposits	$6,087	$6,192	3.32%	$6,358	$6,344	3.24%	$6,272	$6,266	3.07%
Negotiable and foreign deposits	2,346	1,954	6.36	1,368	1,350	5.59	1,351	1,295	5.34
Consumer time deposits	6,036	6,001	5.37	5,903	5,842	5.16	5,819	5,914	4.93
Total interest - bearing deposits	14,469	14,147	4.61	13,629	13,536	4.30	13,442	13,475	4.11
Federal funds purchased and
repurchase agreements	1,540	1,419	5.68	1,449	1,078	5.04	1,004	835	4.51
Other borrowed funds	1,709	1,890	6.45	1,909	1,897	5.94	1,820	1,796	5.67
Subordinated debt	200	170	6.93	100	100	6.74	100	100	6.74
Floating rate subordinated securities	100	100	7.43	100	100	7.25	100	100	7.03
Total interest - bearing funds	18,018	17,726	4.93	17,187	16,711	4.57	16,466	16,306	4.33
Demand deposits	2,337	2,261		2,282	2,199		2,330	2,360
Other liabilities	323	329		328	314		318	348
Shareholders' equity:
Preferred stock, common stock,
surplus and retained earnings	1,591	1,568		1,583	1,563		1,563	1,534
Net unrealized gain/(loss) on S.A.F.S.	(66)	(81)		(79)	(76)		(77)	(46)
Total liabilities and
shareholders' equity	$22,203	$21,803		$21,301	$20,711		$20,600	$20,502

Selected Ratios
Net interest spread			3.47%			3.62%			3.68%
Net interest income as a percent of average earning assets			4.04%			4.17%			4.25%
Total equity to total assets	6.87%			7.06%			7.21%
Tangible equity to tangible assets	6.26%			6.41%			6.53%

Memoranda
Core deposits	14,460	14,454		14,543	14,385		14,421	14,540
Total deposits	16,806	16,408		15,911	15,735		15,772	15,835
Mortgage servicing portfolio	14,154			15,358			14,726
Mortgage banking full-time equivalent employees	2,691			2,736			2,778
Total full-time equivalent employees	8,676			8,775			8,884

(Unaudited)
Credit Quality	2nd Quarter 2000			1st Quarter 2000			4th Quarter 1999
Ending allowance for credit losses	$219.7			$211.5			$206.3
Nonperforming assets:
Nonaccrual	72.7			72.8			66.4
Renegotiated	1.7			1.8			2.2
Total impaired loans	74.4			74.6			68.6
Other real estate owned	9.1			7.3			8.5
Total nonperforming assets	83.5			81.9			77.1
Loans delinquent over 90 days	20.5			16.4			14.9
Gross charge-offs	17.6			16.3			19.0
Recoveries	8.8			6.4			5.6
Net charge-offs	8.8			9.9			13.4
Provision for credit losses	17.0			14.6			12.9

Key Ratios:
Allowance to loans	1.44%			1.44%			1.48%
Allowance to impaired loans	295.28			283.35			300.68
Impaired loans to loans	0.49			0.51			0.49
Nonperforming assets to assets	0.38			0.38			0.37
90 days delinquent to loans	0.13			0.11			0.11
Net charge-offs to average loans	0.23			0.28			0.42

OLD KENT Financial Corporation
Five Quarter Average Balances, Yields and Rates (a)
(Unaudited)	3rd Quarter 1999			2nd Quarter 1999
(Yields and rates are on a fully taxable-	Ending	Average	Yield/	Ending	Average	Yield/
equivalent basis, dollars in millions)	Balance	Balance	Rate	Balance	Balance	Rate
Assets:
Loans:
Commercial loans and leases	$7,773	$7,588	8.44%	$7,442	$7,236	8.29%
Consumer loans	3,485	3,382	8.94	3,249	3,165	8.95
Residential mortgages	1,771	2,142	7.72	2,151	2,109	7.66
Total loans	13,029	13,112	8.45	12,842	12,510	8.35
Securities	4,026	4,198	6.60	4,275	4,736	6.56
Mortgages held-for-sale	1,452	1,404	7.53	1,383	1,616	6.83
Other interest - earning assets	92	111	4.89	51	61	4.49
Total earning assets	18,599	18,825	7.95	18,551	18,923	7.76
Unrealized gain/(loss) on S.A.F.S.	(58)	(41)		(38)	10
Allowance for credit losses	(207)	(206)		(203)	(203)
Cash and due from banks	625	667		720	688
Goodwill and other intangibles	156	159		161	163
Mortgage servicing rights	278	280		275	264
Other assets	849	769		842	820
Total assets	$20,242	$20,453		$20,308	$20,665

Liabilities and shareholders' equity:
Savings deposits	$6,211	$6,305	2.88%	$6,206	$6,195	2.78%
Negotiable and foreign deposits	1,190	1,176	4.92	1,182	1,424	4.77
Consumer time deposits	5,946	5,992	4.85	6,056	6,039	4.93
Total interest - bearing deposits	13,347	13,473	3.94	13,444	13,658	3.93
Federal funds purchased and
repurchase agreements	766	941	4.38	925	1,144	4.36
Other borrowed funds	1,788	1,687	5.53	1,523	1,438	5.13
Subordinated debt	100	100	6.74	100	100	6.74
Floating rate subordinated securities	100	100	6.32	100	100	6.10
Total interest - bearing funds	16,101	16,301	4.16	16,092	16,440	4.10
Demand deposits	2,314	2,358		2,418	2,404
Other liabilities	326	279		291	311
Shareholders' equity:
Preferred stock, common stock,
surplus and retained earnings	1,539	1,541		1,530	1,504
Net unrealized gain/(loss) on S.A.F.S.	(38)	(26)		(23)	6
Total liabilities and
shareholders' equity	$20,242	$20,453		$20,308	$20,665

Selected Ratios
Net interest spread			3.79%			3.66%
Net interest income as a percent of average earning assets			4.34%			4.20%
Total equity to total assets	7.41%			7.42%
Tangible equity to tangible assets	6.70%			6.68%

Memoranda
Core deposits	14,471	14,655		14,679	14,638
Total deposits	15,661	15,831		15,861	16,062
Mortgage servicing portfolio	15,113			14,729
Mortgage banking full-time equivalent employees	2,531			3,014
Total full-time equivalent employees	9,202			9,456

(Unaudited)
Credit Quality	3rd Quarter 1999			2nd Quarter 1999
Ending allowance for credit losses	$206.8			$203.1
Nonperforming assets:
Nonaccrual	60.5			64.8
Renegotiated	2.2			3.3
Total impaired loans	62.7			68.1
Other real estate owned	7.0			6.9
Total nonperforming assets	69.7			75.0
Loans delinquent over 90 days	19.4			17.5
Gross charge-offs	12.4			11.2
Recoveries	7.8			6.0
Net charge-offs	4.6			5.2
Provision for credit losses	8.4			6.0

Key Ratios:
Allowance to loans	1.59%			1.58%
Allowance to impaired loans	330.04			298.21
Impaired loans to loans	0.48			0.53
Nonperforming assets to assets	0.34			0.37
90 days delinquent to loans	0.15			0.14
Net charge-offs to average loans	0.15			0.17

OLD KENT Financial Corporation Consolidated Key Financial Data (a)

[Amounts in thousands,	Excluding Merger
except per share data]	Charges
(Unaudited)	YTD June 30,	YTD June 30,	YTD June 30,
Key Statistics	2000	2000	1999
Net income	$157,362	$113,786	$146,895
Basic earnings per share	$1.14	$0.82	$1.05
Diluted earnings per share	1.13	0.82	1.04
Cash basis earnings per share (b)	1.19	0.87	1.10
Operating revenue per share (c)	4.51	4.51	4.36
Operating expense per share (c)	2.61	2.61	2.63
Return on average total assets	1.48%	1.07%	1.42%
Return on average common equity	20.89	15.35	19.31
Net interest margin	4.10	4.10	4.14
Yield on average earning assets	8.29	8.29	7.75
Cost of average paying liabilities	4.75	4.75	4.15
Efficiency ratio (c)	57.86	57.86	60.41
Net profit margin	25.12	18.17	23.83
Common Stock Information (adjusted for stock dividends)
Book value per share	$11.13	$11.13	$10.85
Dividends paid per share	0.420	0.420	0.362
Per share price:
High	34.05	34.05	44.62
Low	22.74	22.74	37.64
Close	26.75	26.75	39.89
Outstanding shares at end of period	136,980	136,980	138,951
Number of shares used to compute:
Basic earnings per share	137,520	137,520	139,629
Diluted earnings per share	138,800	138,800	141,369

(a)   Restated to include "pooling-of-interests" transactions: Grand Premier Financial, Inc., acquired April 1, 2000; Merchants Bancorp, Inc., acquired February 11, 2000; Pinnacle Banc Group, Inc., acquired September 3, 1999; and CFSB Bancorp, Inc., acquired July 9, 1999.
(b)   Cash basis earnings per share excludes the effect of amortization of intangibles.
(c)   Excludes non-recurring items.

OLD KENT Financial Corporation Consolidated Key Financial Data (a)
[Amounts in thousands,	Excluding Merger
except per share data]	Charges
(Unaudited)	YTD June 30,	YTD June 30,	YTD June 30,
Summary Income Statement	2000	2000	1999
Taxable equivalent net interest income	$399,493	$399,493	$391,176
Interest income	794,638	794,638	718,567
Interest expense	407,094	407,094	339,152
Net interest income	387,544	387,544	379,415
Provision for credit losses (operating)	19,602	19,602	14,160
Provision for credit losses (merger related)	--	12,000	--
Other income:
Mortgage banking revenues - net	87,683	87,683	95,273
Investment management & trust revenues	43,803	43,803	39,963
Deposit account revenues	40,368	40,368	37,715
Insurance sales commissions	12,114	12,114	12,280
Other	42,939	42,939	40,080
Total other income	226,907	226,907	225,311
Securities gains/(losses)	(422)	(422)	8,063
Securities gains/(losses) (merger related)	--	(11,425)	--
Total	226,485	215,060	233,374
Other expense:
Salaries and employee benefits	188,866	188,866	191,599
Occupancy expense	28,798	28,798	28,614
Equipment expense	24,931	24,931	24,104
Amortization of goodwill & intangibles	9,524	9,524	10,083
Other	110,332	110,332	118,045
Total other expense	362,451	362,451	372,445
Merger charges	--	42,000	--
Total	362,451	404,451	372,445
Income before income taxes	231,976	166,551	226,184
Income taxes	74,614	74,614	79,289
Income taxes (applicable to merger charges)	--	(21,849)	--
Net income	$157,362	$113,786	$146,895

Preferred dividend	(370)	(370)	(370)

Net income available to common	$156,992	$113,416	$146,525

OLD KENT Financial Corporation

Average Balances, Yields and Rates (a)
	Six Months ended June 30,
(Yields and rates are on a fully taxable-	2000		1999
equivalent basis, dollars in thousands)	Average	Average	Average	Average
(Unaudited)	Balance	Rate	Balance	Rate
Assets:
Loans:
Commercial loans and leases	$8,588,260	8.85%	$7,089,412	8.37%
Consumer loans	4,183,460	9.06	3,006,492	8.94
Residential mortgages	1,907,567	7.75	2,084,994	7.63
Total loans	14,679,287	8.77	12,180,898	8.39
Securities	3,869,818	6.53	4,775,936	6.56
Mortgages held-for-sale	936,058	8.29	1,870,281	6.81
Other interest - earning assets	38,434	5.93	125,296	4.99
Total earning assets	19,523,597	8.29	18,952,411	7.75
Unrealized gain/(loss) on S.A.F.S.	(107,748)		23,098
Allowance for credit losses	(212,578)		(202,421)
Cash and due from banks	593,674		693,017
Goodwill and other intangibles	147,618		164,076
Mortgage servicing rights	291,102		249,104
Other assets	1,021,466		823,677
Total assets	$21,257,131		$20,702,962

Liabilities and shareholders' equity:
Savings deposits	$6,268,053	3.28%	$6,134,502	2.79%
Negotiable and foreign deposits	1,652,145	6.05	1,547,555	4.85
Consumer time deposits	5,921,133	5.26	6,085,632	5.01
Total interest - bearing deposits	13,841,331	4.46	13,767,689	4.00
Federal funds purchased and
Repurchase agreements	1,248,563	5.40	1,150,104	4.35
Other borrowed funds	1,893,295	6.20	1,364,380	5.12
Subordinated debt	135,165	6.86	100,000	6.74
Floating rate subordinated securities	100,000	7.34	100,000	6.14
Total interest - bearing funds	17,218,354	4.75	16,482,173	4.15
Demand deposits	2,230,101		2,366,760
Other liabilities	321,567		327,130
Shareholders' equity:
Preferred stock, common stock, surplus
and retained earnings	1,565,500		1,511,660
Net unrealized gain/(loss) on S.A.F.S.	(78,391)		15,239
Total liabilities and
shareholders' equity	$21,257,131		$20,702,962

Net Interest Spread		3.54%		3.60%

Net Interest Income as a Percentage
of Average Earning Assets		4.10%		4.14%

OLD KENT Financial Corporation Credit Loss Reserve Summary (Amounts in thousands) (Unaudited)

	Q2-00	Q1-00	Q4-99	Q3-99	Q2-99

Beginning Reserve	$211,540	$206,279	$206,819	$203,091	$202,332

Provision	16,970	14,632	12,870	8,358	5,964

Net Charge - offs	8,830	9,955	13,410	4,630	5,205

Other	-	584	-	-	-

Ending Reserve	$219,680	$211,540	$206,279	$206,819	$203,091

Net Loan Charge - offs

Commercial Loans	$5,889	$6,260	$8,727	$771	$1,683
Consumer Loans	2,710	3,166	3,624	3,248	2,956
Real Estate - Mortgages	231	529	1,059	611	566

Total Net Loan Charge - offs	$8,830	$9,955	$13,410	$4,630	$5,205

Net Charge - off Ratio	0.23%	0.28%	0.42%	0.15%	0.17%

OLD KENT Financial Corporation Selected Mortgage Banking Information (Unaudited)
	For the Quarter Ended
	06/30/2000	03/31/2000	12/31/1999	09/30/1999	06/30/1999
Net mortgage banking revenue (thousands)	$44,840	$42,843	$49,896	$47,127	$49,880
Mortgage originations (millions)	$2,330	$1,960	$2,216	$2,739	$3,503
Retail originations as a percentage of mortgage originations	59%	55%	56%	55%	53%
Home purchases as a percentage of mortgage originations	79%	72%	72%	73%	56%
Mortgage originations percentage by loan type:
Conventional loans	62%	60%	56%	58%	70%
FHA/VA loans	30%	30%	34%	33%	27%
Sub-prime loans	8%	10%	10%	9%	3%
Mortgage loan sales (millions)	$2,253	$1,819	$2,349	$2,804	$3,330
Loans serviced for others (millions)	$14,154	$15,358	$14,726	$15,113	$14,729
Mortgage servicing rights (millions)	$267	$287	$278	$278	$275
Servicing portfolio weighted average coupon	7.46%	7.54%	7.45%	7.41%	7.38%
Number of branch offices/states	152/31	149/31	147/32	152/31	167/32

Mortgage Servicing Rights
Balance at beginning of period	$286,707	$277,544	$277,642	$274,798	$258,976
Additions	40,075	51,934	52,832	54,450	68,127
Sales	(52,036)	(34,461)	(43,051)	(38,181)	(36,082)
Amortization	(7,587)	(8,310)	(9,879)	(13,425)	(16,223)
Balance at end of period	$267,159	$286,707	$277,544	$277,642	$274,798
Estimated fair value of mortgage servicing rights	$309,000	$343,000	$323,000	$340,000	$328,000